Exhibit 10.21

AMENDMENT NO. 2
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) to the Amended and Restated Employment Agreement by and between Scott Galit (“Executive”) and Payoneer Inc., a Delaware corporation (the “Company”), dated as of June 25, 2021, as amended by Amendment No. 1 to the Amended and Restated Employment Agreement, dated as of May 24, 2022 (the “Original Agreement”), is entered into by and between the Company and Executive as of February 27, 2023, with effective date as of March 1, 2023 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the Company and Executive desire to amend the Original Agreement as provided herein to reflect Executive’s new position as Senior Advisor of Payoneer Global Inc. and its subsidiaries (“Payoneer Global”), while ceasing to hold position of Co-CEO, and clarifying that such agreed upon change does not implicate the definition of Good Reason;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to modify the Original Agreement as set forth below. Defined terms used herein and not otherwise defined in their context have the meanings set forth in the Original Agreement.

1.       AMENDMENT TO THE ORIGINAL AGREEMENT.

a.	Section 1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Employment. The Company agrees to continue to employ the Executive and the Executive agrees to continue to be employed by the Company as of the Amendment Effective Date, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall (1) continue to serve as the Chief Executive Officer (CEO) of the Company, reporting directly to the Board of Directors of the Company and in such capacity shall have such duties as are typically performed by a Company CEO, however the Parties hereto acknowledge and agree that the Executive will transition out of this role at such time as Co-Chief Executive Officer of Payoneer Global, John Caplan (“PGI CEO”) assumes the role of Company CEO in accordance with and subject to applicable regulatory requirements; and (2) serve as a Senior Advisor of Payoneer Global and in such capacity provide advice to Payoneer Global in such areas, tasks and topics as shall be mutually agreed by Executive and PGI CEO from time to time, it being acknowledged and agreed that initially the areas, tasks and topics shall be those listed on Exhibit A attached hereto and carry out such advisory duties in such way as typically performed by Senior Advisors of such kind, together with such additional duties as may be required from time to time by the Board of Directors of Payoneer Global and in coordination with PGI CEO and as agreed with Executive. As part of Executive’s role as aforesaid Executive shall continue to serve as member of the board of directors of Payoneer Global, the Company and such other subsidiaries and secondary subsidiaries on which Executive currently serves. In addition, it is agreed that Executive may carry out his role remotely from New York, NY.”

b.	Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Term. The Executive’s employment with the Company commenced as of the effective date stipulated in the Original Agreement and shall continue until December 31, 2023 (the “Original Term”), renewable by mutual agreement of the Parties hereto for an additional period of twelve (12) months or such other mutually agreed term (the “Additional Term”, and together with the Original Term, the “Employment Term”), subject to the provisions of Section 7 hereof. For avoidance of doubt, in the event that the term of this Agreement will not be extended for the Additional Term, the provisions of Section 7(d) shall apply mutatis mutandis as of December 31, 2023.”

c.	Section 3(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

“Salary. As of the Amendment Effective Date and for the remainder of the Employment Term, the Company shall pay the Executive a monthly salary, based on a gross annual salary of Four Hundred Seventy-Five Thousand dollars (US$475,000) (the “Salary”). The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time.”

d.	The last sentence of Section 7(d) is hereby deleted and replaced with the following:

“For purposes of this Agreement, the term “Good Reason” means: any material breach by the Company of this Agreement that is not remedied by the Company within 15 days after receipt of notice thereof.”

2.NO ADDITIONAL EQUITY. Executive acknowledges and agrees that he is not eligible for new equity grants for the year 2023.

3.      CONFIRMATION. Executive acknowledges and accepts his new position as Senior Advisor of Payoneer Global and, in so doing, hereby provides consent to the new position and related authorities, duties and responsibilities and waives any rights he may have to resign with “Good Reason” in accordance with Section 7(d) of the Original Agreement.

4.       RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Original Agreement are confirmed in all other respects, and the Original Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Agreement in the Original Agreement as amended by this Amendment shall mean the Original Agreement as amended by this Amendment. In the event of any inconsistency between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control to the extent necessary to resolve the inconsistency.

5.       OTHER PROVISIONS. Section 13 (“Severability and Governing Law”), and Section 17 (“Counterparts”) of the Original Agreement are incorporated by reference into this Amendment mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Original Agreement to be executed as of the day and year first above written.

PAYONEER INC.

By:	/Michael Levine/
Name:	Michael Levine
Title:	Chief Financial Officer

EXECUTIVE

/Scott Galit/

Scott H. Galit

[Signature Page to Amendment 2 to Scott Galit A&R Employment Agreement]

EXHIBIT A

[Omitted]